UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 2, 2005

VORNADO REALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue New York, New York		10019
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

                Management of Vornado Realty Trust (the “Company”) has concluded that approximately $21,797,000 of cash flows from investing activities representing cash received upon exchange of Sears common shares owned by the Company for cash and common shares of Sears Holding Corporation were incorrectly classified as cash flows from operating activities in the Company’s unaudited consolidated statement of cash flows for the quarterly period ended March 31, 2005 in the Company’s Quarterly Report on Form 10-Q for that period (the “Form 10-Q”).  Management of the Company has also concluded that approximately $6,201,000 and $4,226,000 of distributions from partially-owned entities for the quarterly periods ended March 31, 2005 and March 31, 2004, respectively, and $16,740,000, $6,666,000 and $65,197,000 of distributions from partially-owned entities for the years ended December 31, 2004, 2003, and 2002, respectively, were incorrectly classified as cash flows from investing activities in the Company’s unaudited and audited statements of cash flows included in the Form 10-Q and in the Annual Report on Form 10-K for the year ended December 31, 2004 (the “Form 10-K”), as the case may be, and should have been classified as cash flows from operating activities as they represent distributions of income received from investments in partially-owned entities accounted for on the equity method.

As a result of the foregoing, management of the Company concluded on June 2, 2005 that the Company should file a Form 10-Q/A and concluded on June 8, 2005 that the Company should file a Form 10-K/A correcting such classifications and that the previously filed financial statements should no longer be relied upon.  The restatements do not affect the total net increase in cash and cash equivalents for the periods ended March 31, 2005 or March 31, 2004, or for the years ended December 31, 2004, 2003 and 2002 and have no impact on the Company’s consolidated balance sheets, statements of income or the related income per share amounts as of or for the quarterly periods ended March 31, 2005 and 2004 or as of or for the years ended December 31, 2004, 2003 and 2002.  They also have no impact on the non-gaap measure of funds from operations which is described in the Company’s management’s discussion and analysis of financial condition and results of operations in the Company’s quarterly report on Form 10-Q/A for the quarterly period ended March 31, 2005 and the Company’s annual report on Form 10-K/A for the year ended December 31, 2004.

                In connection with the restatement of the Company's consolidated statements of cash flows for the years ended December 31, 2004, 2003 and 2002, and the three months ended March 31, 2005, management determined on June 8, 2005 that its internal controls over financial reporting as of December 31, 2004 and March 31, 2005 were not effective due to the existence of a material weakness in internal control over financial reporting associated with accounting for distributions from partially-owned entities and that management's report on such internal controls included in the Form 10-K should no longer be relied upon.  As a result of the foregoing, Deloitte & Touche LLP, the Company's independent registered public accounting firm, advised the Company on June 8, 2005 that it has withdrawn its audit report that had previously expressed unqualified opinions on management's assessment and the effectiveness of the Company's internal control over financial reporting as of December 31, 2004.

                The above conclusions were reached in consultation with the Audit Committee of the Company’s Board of Trustees and the Company’s independent registered public accounting firm, Deloitte & Touche LLP.  The Chairman of the Company’s Audit Committee and the Company’s Chief Financial Officer have discussed the matters disclosed in this filing with Deloitte & Touche LLP.  Deloitte & Touche LLP has been provided with a copy of this disclosure in advance of this filing.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

None.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

	By:	/s/ Joseph Macnow
	Name:	Joseph Macnow
	Title:	Executive Vice President - Finance and Administration and Chief Financial Officer
Date: June 8, 2005

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